RETAIL LEASE SERVICE PLAN AGREEMENT
                         PASSENGER CARS AND LIGHT TRUCKS

Agreement executed April 3, 1987 by and between General Motors Acceptance Corporation ("GMAC") and Major Fleet and Leasing Corp. ("Lessor")

                                   WITNESSETH:

      WHEREAS, GMAC will from time to time grant permission to Lessor to lease to third persons motor vehicles in which GMAC has a security interest and Lessor desires to obtain the services of GMAC in respect of Lessor's leasing operation; and

      WHEREAS, GMAC is willing to extend the services under the terms and conditions set forth below;

      NOW, THEREFORE, it is agreed that:

A.    Scope of Agreement

      This Agreement applies to the billing and collection by GMAC of certain rentals payable under leases (acceptable to GMAC) of motor vehicles, consisting of eligible passenger cars and light trucks having a gross vehicle weight of less than 15,000 pounds, in which GMAC has a security interest pursuant to a Security Agreement in a form acceptable to GMAC.

B.    Procedure

      Credit investigation--Lessor shall furnish to GMAC the name and address of each prospective Lessee whose rental payments Lessor desires to be administered under this Agreement, together with any further information GMAC may reasonably request to enable it to investigate the credit standing of Lessee. Upon receipt of the information, GMAC shall conduct a credit investigation and notify Lessor whether it will administer Lessee's rentals under this Agreement.

      Documentation--Upon notification by GMAC that it will administer the rentals, Lessor shall furnish GMAC with:

(1) An executed Security Agreement in the form provided by GMAC covering the motor vehicles leased; and

(2) An executed copy of the completed Non Maintenance Lease Agreement in the form provided by GMAC together with any attachments; or

(3) When the Non Maintenance Lease Agreement is not used, an executed copy of the completed lease agreement, including any attachments, together with an executed Acknowledgment of Notice of Assignment in the form provided by GMAC.

C.    GMAC Services

      GMAC agrees to:

      1. Investigate the credit standing of each prospective Lessee designated by the Lessor;

      2. Bill each Lessee, whose rentals are administered under this Agreement, in advance for each monthly rental, except for the monthly rental for the first month of the lease term which will be collected by the Lessor upon delivery of the vehicle;

      3. Collect rentals and follow any Lessee in default for payment of past due rentals;

      4.    Notify Lessor of each Lessee in arrears in excess of 45 days;

      5. Apply collected rentals, less monthly service charges, to Lessor's obligations to GMAC under the Security Agreement and remit monthly to the Lessor any excess as may be applicable to sales taxes and/or insurance premiums.

      6. Repossess a leased motor vehicle, in its own or Lessor's behalf, if, in the opinion of GMAC, repossession is necessary or desirable by reason of the Lessee's default under the lease;

      7. Return any leased motor vehicle to Lessor within 90 days after default in payment of the oldest rental payment remaining unpaid on the date the vehicle is returned to Lessor, provided, however, that GMAC will not be responsible to repossess and return any leased motor vehicle if it is unable to repossess the vehicle because of
            (a) Lessor's failure to have obtained a proper certificate of title when required by state law, or (b) an alleged breach by Lessor under its lease with the Lessee. In the event GMAC is unable to repossess because of any legal proceedings (bankruptcy, receivership, replevin, or other litigation) the running of the time period shall be suspended during such period, and

      8. In the event of repossession to reduce the Lessor's responsibility under Provision D for the unpaid balance under the Security Agreement governing any leased motor vehicle covered by deductible physical damage insurance, where physical damage in excess of the deductible is incurred prior to repossession, to the extent of one deductible not to exceed $250 for collision insurance and $100 for comprehensive insurance.

D.    Lessor's Agreements

      Lessor understands and agrees that:

      1. Lessor will forward to the appropriate governmental authorities promptly when due the sales taxes, if any, remitted to Lessor monthly by GMAC under Provision C(5) above.

      2. Lessor shall pay to GMAC a monthly service charge with respect to each lease administered hereunder, which fee shall be deducted monthly from the applicable Lessee's payment prior to application of the surplus thereof as set forth in Provision C(5). The monthly service charge with respect to each lease shall be that in effect at the time the lease is accepted for administration by GMAC and shall not vary during the term of the lease. GMAC shall quote the fee applicable to new leases from time to time and on request.

      3. Lessor shall indemnify GMAC against and hold it harmless from any and all loss, liability, damages, costs and counsel fees in any way arising out of any claim or action by a lessee or other party relating to a breach or alleged breach by Lessor under a lease covering a vehicle in which GMAC has or had a security interest.

      4. GMAC's assumption of responsibility pursuant to Provisions C(6), C(7) and C(8) is conditioned on the following:

            a. That liability insurance coverage acceptable to GMAC with minimum limits of $100,000/$300,000 for bodily injury and $25,000 for property damage is provided under the lease and maintained during the term thereof.

            b. That physical damage insurance, acceptable to GMAC and protecting its interest against the hazards of fire, theft, and collision, is provided under the lease and maintained during the term thereof.

            C. That the Lessee was of legal age at the time the lease was executed.

            d. That the leased motor vehicle is accurately identified in the lease.

            e. That the security deposit, if any, obtained from the Lessee under the lease is exactly as specified therein.

            f. That the leased motor vehicle will be used exclusively by the Lessee or in his own business and not for hire.

            9. That all disclosures required by law were made to the Lessee prior to execution of the lease.

5. Lessor shall pay to GMAC the unpaid balance due under the applicable Security Agreement promptly upon the earliest of:

      a. The 30th day following termination of the lease term (including extensions thereof approved by GMAC); or

      b. the 30th day after Lessor obtains possession of the vehicle for any reason unless the vehicle has been placed in lease with another Lessee approved by GMAC; or

      C. the 30th day after loss of the vehicle by theft or similar cause if the vehicle is not recovered prior thereto; or

      d. the 30th day after the vehicle is destroyed or so damaged as to be rendered unsuitable for repair and further rental; or

      e.    the sale of the vehicle; or

      f.    otherwise in accordance with the terms of the Security Agreement.

E.    Payment in Full of Security Agreement

      GMAC's assumption of responsibility under this Agreement will terminate with respect to any leased motor vehicle upon payment in full of Security Agreement covering said vehicle, in which event GMAC shall reassign to Lessor its right to any rentals thereof.

F.    Substitution for Prior Agreement

      This Agreement shall terminate any Retail Lease Service Plan Agreement for passenger cars and light trucks presently in effect between GMAC and Lessor, provided that the rights and responsibilities of GMAC and Lessor under said Retail Lease Service Plan Agreement for passenger cars and light trucks with respect to rentals being administered thereunder on the date of this Agreement shall not be affected.

G.    Duration of Agreement

      This Agreement shall terminate 5 days after receipt by either party of written notice of termination. Termination shall not affect the rights and responsibilities of GMAC and Lessor with respect to rentals being administered under this Agreement at the effective termination date.

GENERAL MOTORS ACCEPTANCE CORPORATION         Major Fleet and Leasing Corp.
EAB Plaza-West Tower                          1044 Northern Boulevard
Uniondale, NY 11553                           Roslyn, NY 11576
By [ILLEGIBLE]                                By [ILLEGIBLE]

                            ------------      -----------------------------
                            (Title)                                     (Title)

      Isl Jacquelynn Bruce
          JACQUELYNN BRUCE
NOTARY PUBLIC, State of New York
No. 41-0463650 - Queens County